Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, please contact:

Jeffery D. Aberdeen, (816) 234-2081,
Jeff.Aberdeen@commercebank.com

COMMERCE BANCSHARES, INC. TO DELAY RELEASE OF ITS EARNINGS

KANSAS CITY, MO, January 14, 2015 - Commerce Bancshares, Inc. (NASDAQ: CBSH) announced today that it will delay its earnings release for the fourth quarter 2014, originally scheduled for January, 15, 2015, until the completion of audit procedures on its allowance for loan losses by its external auditors. The current auditing environment with heightened expectations and evolving practices related to the allowance has caused this unexpected delay. The Company’s credit loss experience has remained strong and consistent throughout 2014.

About Commerce Bancshares, Inc.
Commerce Bancshares, Inc. is a registered bank holding company offering a full line of banking services, including investment management and securities brokerage. The Company currently operates in over 350 locations in Missouri, Illinois, Kansas, Oklahoma and Colorado. The Company also has operating subsidiaries involved in mortgage banking, credit related insurance, and private equity activities.